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Exhibit 10.35

TERM LOAN AGREEMENT

        THIS TERM LOAN AGREEMENT ("Agreement") is made as of this 21st day of December, 2001, by and between MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and COMERICA BANK-CALIFORNIA, a California Banking Corporation ("Lender").

        1. DEFINITIONS OF TERMS USED IN THIS AGREEMENT.

          1.1  Borrower's Interest: The rate of interest to be paid to Lender in respect to the Loan as set forth in the Note.

          1.2  Default Interest: That rate of interest specified in the Note which shall be in effect in the event of default hereunder.

          1.3  Environmental Indemnity: The unsecured environmental indemnity agreement executed in favor of Lender of even date herewith.

          1.4  Financial Statements: Financial statements of the Borrower and Guarantor and such other entity required by Lender including operating statements, balance sheets and such other financial reports that Lender may require.

          1.5  Governmental Authority: The authority of the United States, the State in which the Property is located, any political subdivision thereof, any city and any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality of any of them, or any court, administrative tribunal, or public utility.

          1.6  Governmental Requirements: Any present or future law, ordinance, order, rule or regulation of a Governmental Authority applicable to Borrower or the construction, maintenance, use, operation or sale of the Property.

          1.7  Guarantor(s): The Guarantor(s) of the obligations evidenced by the Note, the Trust Deed and the Environmental Indemnity, i.e.: Not Applicable.

          1.8  Guaranty: The guaranty, if any, executed by the person or persons named herein as Guarantor(s), which guarantees the performance of Borrower's obligations specified herein.

          1.9  Improvements: As described in the appraisal dated October 24, 2000, by CB Richard Ellis Valuation and Advisory Services.

          1.10 Litigation Amount: Two Hundred Fifty Thousand Dollars ($250,000).

          1.11 Loan: The amount evidenced by the Note, i.e.: Six Million Dollars ($6,000,000).

          1.12 Loan Documents: This Agreement, the loan documents and instruments listed in Paragraph 4.1 of this Agreement, and all documents given to Lender from time to time to secure the Loan, provided, however, that the Guaranty and the Environmental Indemnity are not Loan Documents. Notwithstanding any provision of any Loan Document, Borrower's obligations under the Environmental Indemnity are not secured by the Trust Deed.

          1.13 Loan Fee: The fee to be paid to Lender in consideration for Lender agreeing to make the Loan and entering into this Agreement, which fee shall not be subject to reduction or be refundable under any and all circumstances, and which fee is the sum of Sixty Thousand Dollars ($60,000), payable upon Recordation.

          1.14 Loan-to-Value Ratio: [INTENTIONALLY OMITTED].

          1.15 Major Leases: Those Leases, if any, described on Exhibit A attached hereto and made a part hereof.

          1.16 Material Adverse Effect: A material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its subsidiaries taken as a whole or (ii) the ability of Borrower to repay the loan or any other obligations to Lender or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank's security interests in the Project.

          1.17 Note: The Note of even date herewith and any addendum thereto executed by Borrower as maker and payable to Lender or order, in the principal amount of the Loan.

          1.18 Personal Property: That personal property described in the Trust Deed and which is collateral for the Loan.

          1.19 Project: The Property, the Improvements and the Personal Property.

          1.20 Property: That certain real property legally described in the Trust Deed and the Improvements thereon.

          1.21 Recordation: The act of recording the Trust Deed in the official records of the County in which the Property is situated.

          1.22 Title Insurer: The issuer of the title insurance policy required by Paragraph 7.2, i.e.: Commonwealth Land Title Company.

          1.23 Trust Deed: The deed of trust in favor of Lender of even date herewith encumbering the Property and given to secure the Note.

        2. LOAN.

          2.1  Borrower has applied to Lender for the Loan for the purpose of providing additional corporate liquidity.

          2.2  Lender and Borrower agree that Lender shall make the Loan to Borrower and Borrower shall accept the Loan upon the terms, conditions, covenants, representations and warranties contained herein. All Loan funds disbursed hereunder shall be evidenced by the Note, bear interest at the rate of Borrower's Interest of Default Interest, as the case may be, and be secured by the Trust Deed.

        3. LOAN PROCEEDS. Upon Recordation, Lender is authorized to disburse the Loan Proceeds pursuant to the instructions given by Borrower in the Loan Disbursement Authorization in the form attached as Exhibit B hereto and made a part hereof.

        4. CONDITIONS PRECEDENT TO RECORDATION. Prior to Recordation the following conditions shall have been satisfied:

          4.1  Lender shall have received:

4.1.1	this Agreement;
4.1.2	the executed Note;
4.1.3	the executed Trust Deed;
4.1.4	the executed Environmental Indemnity;
4.1.5	executed UCC-1 Financing Statement;
4.1.6	executed Statement of Insurance Requirements in form satisfactory to Lender;
4.1.7	UCC-3 search for Borrower and its general partner(s), if any;
4.1.8	the Financial Statements;
4.1.9	a counterpart original of insurance policies or certificates thereof for the insurance required by Paragraph 7.5 hereof;
4.1.10	Preliminary title report issued by Title Insurer showing the condition of title to the Property with the Property's legal description and a copy of all documents listed as exceptions to said Report;
4.1.11	[INTENTIONALLY OMITTED].
4.1.12
a "phase one" environmental assessment, in form and substance satisfactory to Lender ("Environmental Assessment") prepared by a qualified licensed environmental consultant acceptable to Lender confirming the absence of hazardous or toxic materials in, on, under or around the Property. The Environmental Assessment shall, at a minimum, include a description of current and former uses of the Property and the results of an inspection of the Property and adjacent and neighboring property sufficient to form a basis for a reasoned opinion concerning the existence of, or potential for, hazardous material contamination on or in the vicinity of the Property. In the event the Environmental Assessment indicates that the Property may be affected by hazardous or toxic materials, or is otherwise unsatisfactory to Lender, in Lender's sole discretion, Lender may require additional or further environmental testing, inspection and/or assessment of the Property.

          4.2  If required by Lender as indicated by an "X" in the box opposite the required item, Lender shall have received:

☐	4.2.1	Executed Guaranty;
☐	4.2.2	A current ALTA/ACSM Land Title Survey of the Property including dimensions, delineations and locations of all easements thereon, satisfactory to the Title Insurer if required by it and to Lender;
☐	4.2.3	[INTENTIONALLY OMITTED].
☐	4.2.4	[INTENTIONALLY OMITTED].
☒	4.2.5	If Borrower or a general partner of Borrower or any Guarantor is a corporation:
		(a) a certified copy of its Articles of Incorporation and by-laws and all amendments thereof, as filed with the Office of the Secretary of State;
		(b) a Certificate of Status; and
		(c)
		certified Resolution of Board of Directors of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if Loan proceeds are to be paid to a person other than Borrower;
☐	4.2.6	If Borrower or any Guarantor is a limited liability company:
		(a)	a certified copy of its Articles of Organization, as filed with the Office of the Secretary of State, and all amendments, restatements and corrections thereto;
		(b)	a copy of its by-laws and all amendments thereof, if any;
		(c)	a copy of its Operating Agreement, and all amendments, restatements and corrections thereto;
		(d)	a Certificate of Status;
		(e)
			in the case of a member-managed limited liability company, the consent of all of the members of the limited liability company authorizing the transactions contemplated hereby and the execution of the documents contemplated by this Agreement; and
		(f)
			in the case of a manager-managed limited liability company, the consent of all of the managers of the limited liability company authorizing the transactions contemplated hereby and the execution of the documents contemplated by this Agreement.
☐	4.2.7	If Borrower or a general partner of Borrower or any Guarantor is a General Partnership or Joint Venture, the Partnership or Joint Venture Agreement;

☐	4.2.8	If Borrower or a general partner of Borrower or any Guarantor is a Limited Partnership:
		(a) the Limited Partnership Agreement;
		(b) a certified copy of the Certificate of Limited Partnership (LP-1), as filed with the Office of the Secretary of State; and
		(c) a Certificate of Good Standing;
☐	4.2.9	If Borrower or a general partner of Borrower or any Guarantor is a Trust, a copy of the Trust indenture;
☒	4.2.10	Copy of executed Major Leases;
☒	4.2.11	Executed Assignment of Real Property Leases and Rents;
☒	4.2.12
		Subordination, Attornment and Non-disturbance Agreements from each tenant under a Major Lease executed in recordable form and an estoppel certificate acceptable to Lender from each tenant under a Major Lease; and
☐	4.2.13
		If the Property is situated outside the State of California, an opinion of local counsel of Lender's selection to the effect that (i) upon due authorization and execution by the parties thereto and upon such recording or filing thereof as may be specified in the opinion, the Note, Trust Deed, this Agreement, the Guaranty, and the Completion Agreement will be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (ii) the Trust Deed creates the lien it purports to create on the Property, and effectively assigns the leases purported to be assigned thereby, and stating the manner of recording or filing to be effected in order to establish, preserve and protect the Lender's interest therein, and whether there is any necessity for the re-recording of the Trust Deed or re-filing requirements, if any; (iii) upon due recording or filing of the Trust Deed, it will, to the extent of all advances made hereunder, be prior to all subsequently filed constitutional or statutory liens for services rendered or materials furnished to the Property regardless of the time such services were rendered or materials furnished as the case may be; (iv) in the event of the foreclosure or other method of enforcement of the remedies provided for in the Trust Deed, any leases of the Property will, at Lender's option, remain in full force and effect between the lessees thereunder and the Lender or any purchaser of the Property pursuant to such remedial action; (v) all rights of redemption of Borrower shall be extinguished upon the consummation of the foreclosure sale of the Trust Deed; (vi) Lender, by making the Loan, (a) shall not be deemed to be doing business in that state or, if the making of the Loan constitutes doing business in that state, that the Lender has been duly qualified to do business in that state, (b) shall not become subject to the payment of any income, franchise, capital or other similar taxes or assessments with respect to its ownership of the note or the receipt of principal or interest thereunder other than customary corporate income taxes on the interest received thereon, (c) shall not be violating the usury laws of that state, and (vii) as to such other matters, incident to the transactions contemplated hereby, as Lender may require.

          4.3  [INTENTIONALLY OMITTED].

        5. CONDITIONS PRECEDENT TO DISBURSEMENT. Prior to the disbursement of the Loan Proceeds, the following conditions shall have been satisfied:

          5.1  Title Insurer shall have issued or agreed to issue the title policy described in Paragraph 7.2 hereof, naming Lender as insured to the extent of the Loan amount.

          5.2  Lender shall have received the Loan Disbursement Authorization.

          5.3  UCC-1 Financing Statements shall have been filed with the Secretary of State for the state where the Property is situated describing the Personal Property.

          5.4  Lender shall have been furnished with a Certificate issued by the filing officer of the Secretary of State for the state in which the Property is situated showing Lender's Financing Statement as prior to all other Financing Statements in Borrower's name relative to the Personal Property.

          5.5  The representations and warranties of Borrower made in Paragraph 6 hereof shall be true and correct on and as of the date of the disbursement with the same effect as if made on such date.

        6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants, which representations and warranties shall survive any investigations, inspections or inquiries made by Lender or any of its representatives or the disbursement of Loan proceeds hereunder, that:

          6.1  If Corporation: If a corporation, it is duly organized and validly existing, in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, is qualified to do business, and is in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby.

          6.2  If Limited Liability Company: If a limited liability company, it is duly organized and validly existing, in good standing under the laws of the state of its formation, and is in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby.

          6.3  If General Partnership: If a general partnership, it is duly organized and validly existing, with full power and authority to consummate the transactions contemplated hereby.

          6.4  If Limited Partnership: If a limited partnership, it is duly organized and validly existing, in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby, and each of Borrower's ownership interests has been issued in compliance with all federal and state securities laws and regulations.

          6.5  If Trust: If a trust, it is duly organized, validly existing and the trustees thereof are qualified to act as trustee, with full power and authority to consummate the transactions contemplated hereby.

          6.6  Financial Statements: The Financial Statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, fairly present the respective financial conditions of the subjects thereof as of their respective dates; no materially adverse change has occurred in the financial conditions reflected therein since their respective dates and no additional borrowings have been made by Borrower or any Guarantor since the date thereof other than the borrowing contemplated hereby or approved by Lender.

          6.7  Litigation: There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it, the Property or Guarantor, or involving the validity or enforceability of the Trust Deed or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority. To Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

          6.8  No Breach: The consummation of the transaction hereby contemplated and performance of this Agreement and the other Loan Documents and the Environmental Indemnity will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, bank loan or security agreement, corporate charter, by laws or other instrument to which the Borrower or any Guarantor is a party or by which it may be bound or affected.

          6.9  Other Liens: Borrower has made no contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien on the Property, except for the financing or lease of specific equipment provided any lien is limited to such specific equipment.

          6.10 Major Leases: The Major Leases, if any, are in full force and effect, there are no defaults under any of the provisions thereof, and all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

          6.11 No Default: There is no default on the part of Borrower under this Agreement, any other Loan Document, or the Environmental Indemnity and no event has occured and is continuing which with notice or the passage of time or either would constitute a default under any thereof.

          6.12 CC&R's, Zoning: It has examined, is familiar with, and the Improvements in all respects conform to and comply with, all covenants, conditions, restrictions, reservations and zoning ordinances affecting the Property.

          6.13 Title to Personal Property: Any personal property required by Lender as additional security for the Note is vested in Borrower free and clear of all liens, encumbrances and adverse claims and that the security interest of Lender in the personal property shall be a first lien thereon.

          6.14 Other Financing: It has not received other financing for the Property and/or the Improvements except as has been specifically disclosed to and approved by Lender prior to Recordation.

          6.15 Borrower's Powers; Enforceability: Borrower has full power and authority to execute this Agreement, the Note, and the other Loan Documents and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe its conditions, covenants, agreements and obligations herein and therein contained. Each of the Loan Documents, the Environmental Indemnity and the Guaranty, if any, when executed and delivered to Lender, will constitute a legal, binding and valid obligation, enforceable in accordance with its terms.

          6.16 Finder's Fees: Borrower hereby warrants and represents that it has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, consummation of the transactions contemplated hereby and the making of the Loan by Lender to Borrower, and Borrower does hereby indemnify and agree to hold Lender harmless from and against any and all loss, cost, liability or expense, including reasonable attorney's fees Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

          6.17 Accuracy: All documents, reports, instruments, papers, information and forms of evidence delivered to Lender by Borrower with respect to the Loan are accurate and correct, and complete insofar as completeness may be necessary to give Lender true and accurate knowledge of the subject matter thereof, and do not contain any misrepresentations or omissions. Lender may rely on such documents, reports, instruments, papers, information and forms of evidence without investigation or inquiry, and any payment made by Lender in reliance thereon shall be a complete release in its favor of all sums so paid.

        7.    BORROWER'S COVENANTS. Borrower covenants and agrees until the full and final payment of the Loan, unless Lender waives compliance in writing, that it will

          7.1  Inspection: Permit Lender, or its representatives (and Lender shall have the right) to enter upon the Property and inspect the Property and the Improvements to determine Borrower's compliance with the Loan Documents, and will cooperate with Lender in making its inspections. Inspections by Lender shall be for the purpose of protecting the security of Lender and preserving Lender's rights under the Loan Documents. No inspection shall be deemed to constitute a waiver of any default of Borrower.

          7.2  Title Insurance: Deliver or cause to be delivered to Lender at Recordation or within a reasonable time thereafter a 1970 ALTA Lender's Policy of Title Insurance or its equivalent with a liability limit of not less than the face amount of the Note, issued by Title Insurer, insuring Lender's interest under the Trust Deed as a valid first lien on the Property, together with such reinsurance or coinsurance agreements or endorsements to said policy as Lender may require. Said policy shall contain only such exceptions from its coverage as shall have been approved in writing by Lender. After Recordation, Borrower shall, at its own cost and expense, maintain the Trust Deed as a first lien on the Property. Borrower shall furnish to Title Insurer surveys and any other information required to enable it to issue such policy and endorsements.

          7.3  Leases: Lender has approved all of the Major eases identified on Exhibit A. Borrower shall submit to Lender for its written approval a pro forma schedule setting forth Borrower's projections regarding leasing of the individual tenant spaces within the Improvements including, without limitation, "effective" rental rate, triple net (i.e., exclusive of all expenses, taxes, insurance, common area or other reimbursements or recoveries) or gross rents, tenant improvement allowances, lease term, and "free rent" or rent deferral periods ("Pro Forma Schedule"). All new leases and tenants of the Improvements shall be subject to Lender's written approval prior to execution of any such lease. For purposes hereof, an "Approved Lease" shall mean a lease fully executed by the tenant thereunder and Borrower on Borrower's current standard form lease for the Project, as approved by Lender, and meeting the following criteria (except as may be specifically approved otherwise by Lender):

            7.3.1    the minimum overall average "effective" rental rate over the term of the lease shall be not less than the amount set forth in the Pro Forma Schedule, on a triple net or gross rents basis as set forth in the Pro Forma Schedule;

            7.3.2    the lease term shall be for at least the minimum term set forth in the Pro Forma Schedule;

            7.3.3    any "free rent" period or other rent deferral period provided for in the lease shall not exceed the maximum period or amount set forth in the Pro Forma Schedule;

            7.3.4    any material modifications to the approved standard form lease shall be subject to the approval of Lender; and

            7.3.5    Lender shall have approved the financial statements of the proposed tenant, which approval shall be in the sole discretion of Lender. In addition, Lender may require additional financial information concerning the proposed tenant to be provided, which shall include a minimum of one (1) year's operating statements.

          Borrower shall deliver all proposed leases to Lender for review and approval prior to execution. Proposed leases shall be delivered to Lender, Attention: Real Estate Loan Department, or to such specific individual as may designated in writing by Lender. Lender shall approve or disapprove any lease so submitted by Borrower within ten (10) working days after Lender's receipt thereof. Failure by Lender to approve or disapprove a lease within said ten (10) day period shall be deemed an approval of said lease.

          Borrower shall use its best and diligent efforts to lease all of the Project, in accordance with the standards for Approved Leases set forth above, and to keep the Project fully leased under leases complying with such standards. Borrower shall fully and faithfully perform each and every covenant, agreement, or obligation of lessor under any and all leases covering any portion of the Project. Upon the request of Lender, Borrower shall provide Lender with a current rent roll supplying the name of the lessee and the net monthly rental for each space and such other information as Lender may request.

          7.4  Personal Property Installation: Not install materials, personal property, equipment, or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such material, equipment or fixtures, or whereby title to any of the same is not completely vested in Borrower at time of installation, without Lender's written consent, except for agreements for the financing or lease of specific equipment provided any lien in favor of a third party is limited to such specific equipment.

          7.5  Insurance: Prior to Recordation, procure and deliver to Lender and thereafter maintain a policy or policies of insurance in form and content and by an insurer or insurers satisfactory to Lender, including a clause giving Lender a minimum of thirty (30) days' notice if such insurance is cancelled, as follows: (i) hazard insurance in an amount not less than the face amount of the Note or the full insurable value of the Improvements on a replacement cost basis, whichever amount is lesser, with the normal conditions including fire, extended coverage, vandalism, malicious mischief, and a lender's loss payable endorsement naming Lender as loss payee; (ii) comprehensive liability insurance on an "occurrence" basis, indicating coverage satisfactory to Lender, and naming Lender as an additional insured; (iii) any additional or different coverage as may be specified in Lender's insurance letter; and (iv) any and all additional insurance that Lender in its reasonable judgment may from time to time require (including, without limitation, earthquake and/or flood coverage), against insurable hazards which at the time are commonly insured against in the case of property similarly situated. At Lender's request, Borrower shall supply Lender with counterpart original of any policy.

          7.6  Maintain Records: Keep and maintain full and accurate books, accounts and records of its operations according to generally accepted accounting principles and practices for its type of business. All records relating to the income, expenses, management, operation, maintenance, repair, construction, alteration of or addition to the Property shall be kept at the principal business office of Borrower for not less that three (3) years after delivery of the annual statement required to be delivered pursuant to Paragraph 7.7. Borrower shall permit Lender and its representatives or agents to audit and/or examine from time to time upon reasonable written notice, all books and accounts and records pertaining to the Property and to make extracts therefrom and copies thereof. Borrower shall make all such books and records specified in the notice available at the time specified in the notice and at the place where the records are kept, or at the election of Lender, at Lender's office. If Borrower defaults in any obligations under this Agreement or the Loan Documents, Lender may perform any of the acts authorized by this paragraph at the sole cost of Borrower. Borrower shall promptly reimburse Lender for its costs and such costs shall be secured by the Trust Deed.

          7.7  Financial Information: Furnish to Lender copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of subordinated debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Such forms shall be prepared in accordance with generally accepted accounting principles and shall be certified as true, complete and correct by Borrower.

          7.8  Taxes: Pay and discharge all lawful claims, including taxes, assessments, and governmental charges or levies imposed upon it or its income or profits or upon any properties belonging to it prior to the date upon which penalties attach thereto; provided that Borrower shall not be required to pay any such tax, assessment, charge, or levy, the payment of which is being contested in good faith and by proper proceedings.

          7.9  Notification of Default: Promptly notify Lender in writing of the occurrence of any event of default under this Agreement, the Note, the Trust Deed or the Environmental Indemnity or of any facts then in existence which would become an event of default hereunder or thereunder upon the giving of notice or the lapse of time or both.

          7.10 Payment of Costs: Pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality for the foregoing, Borrower will pay:

            7.10.1    all taxes and recording expenses, including stamp taxes, if any;

            7.10.2    the fees and commissions lawfully due to brokers in connection with this transaction and hold Lender harmless from all such claims; and

            7.10.3    the fees of Lender's counsel in connection with the negotiation and preparation of this Agreement and the Loan Documents.

          7.11 No Conveyance or Encumberance: Not to sell, convey, transfer, dispose of or further encumber the Property or the Improvements or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do without the prior written consent of Lender being first had and obtained. All easements, declarations of covenants, conditions and restrictions, and private or public dedications affecting the Property shall be submitted to Lender for its approval and such approval shall be obtained prior to the execution or granting of any thereof by Borrower, accompanied by a drawing or survey showing the precise location of each thereof.

          7.12 Loan-to-Value Ratio: [INTENTIONALLY OMITTED].

          7.13 Compliance with Governmental Requirements: Comply promptly with any Governmental Requirement unless failure to comply could not have a Material Adverse Effect. Within ten (10) days after Borrower's receipt of any governmental permits, approvals or disapprovals, Borrower shall deliver copies of all such matters to Lender unless failure to comply could not have a Material Adverse Effect.

          7.14 Satisfy Conditions: Cause all conditions hereof to be satisfied at the time and in the manner herein provided.

          7.15 Furnishing Notices: Borrower shall promptly furnish Lender with copies, or notify Lender in writing, of the following:

            7.15.1    any litigation affecting Borrower or any Guarantor, or if Borrower is a partnership, any general partner of Borrower, where the amount claimed is in excess of the Litigation Amount.

            7.15.2    any communications, whether written or oral, that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Improvements fail in any respect to comply with any Governmental Requirements, or of any dispute which may exist between Borrower and any governmental, judicial or legal authority that may adversely affect Borrower, the Property or the Project;

            7.15.3    any material adverse change in Borrower's or any Guarantor's financial condition or operations or in the physical condition of the Property and if Borrower is a partnership, in the financial condition or operation of its general partner(s);

            7.15.4    any filings (with true copies thereof) with any Governmental Authority regarding or pursuant to any law related to Hazardous Materials (as defined in the Trust Deed) or the environment, the contents or reporting of which could cause a Material Adverse Effect;

            7.15.5    any proceeding or inquiry by any Governmental Authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Materials on the Property or the migration thereof from or to other property;

            7.15.6    all claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Materials;

            7.15.7    Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws; or

            7.15.8    any proposed or contemplated change in the organization or management of Borrower or in the nature of its business.

          7.16 Organization and Management: Without the prior written consent of Lender, Borrower shall not permit or suffer any management, organizational or other changes in its structure or operations that could cause a Material Adverse Effect.

          7.17 Compliance: Comply with the financial covenants set forth in Article 6 of that certain Loan and Security Agreement dated as of February 26, 2001, as amended from time to time, including, but not limited to, by that certain Amendment to Loan and Security Agreement dated as of May 25, 2001, that certain Second Amendment to Loan and Security Agreement dated as of June 18, 2001, and that certain Third Amendment to Loan and Security Agreement dated as of June 18, 2001, entered into by and between Lender and MAXWELL TECHNOLOGIES, INC., MAXWELL ELECTRONIC COMPONENTS GROUP, INC., I-BUS/PHOENIX, INC., PUREPULSE TECHNOLOGIES, INC., and MML ACQUISITION CORP (the "February Loan Agreement").

          7.18 Appraisal: Pay for the costs of an appraisal of the Project as required by Lender in 2002.

        8.    DEFAULT. At the option of Lender, the following shall constitute events of default hereunder (including, if Borrower consists of more than one person, the occurrence of any of such events which respect to any one or more of said persons):

          8.1  Any default in the performance of any covenant, condition or agreement set forth herein, in the Trust Deed, Note or other Loan Documents or in any ground lease if the Property is a leasehold estate.

          8.2  Borrower voluntarily suspends the transaction of business or there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) days.

          8.3  Borrower becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of creditors.

          8.4  Borrower files or there is filed against Borrower a petition to have Borrower adjudicated a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Borrower, the same is dismissed within ten (10) days.

          8.5  Borrower applies for or consents to the appointment of a receiver, trustee or conservator for any portion of Borrower's property or such appointment is made without Borrower's consent and is not vacated within ten (10) days.

          8.6  Any representation by Borrower to Lender concerning Borrower's financial condition or credit standing or any representation or warranty contained herein proves to be false or misleading.

          8.7  Default under the February Loan Agreement or a default by Borrower on any other debt at Comerica Bank-California.

          8.8  The imposition, voluntary or involuntary, of any lien or encumbrance upon the Property without Lender's written consent or unless such claim is stayed or an adequate counter bond is provided and such lien is accordingly released within ten (10) days of the imposition of such lien, except for any liens relating to the financing or lease of specific equipment provided any lien is limited to such specific equipment.

          8.9  The occurrence of any event enumerated in Paragraphs 8.2, 8.3, 8.4, 8.5, 8.6, and 8.7 hereof with respect to any Guarantor.

        9.    REMEDIES. If any of the events of default set forth in Paragraph 8 occur, then Lender, in addition to its other rights hereunder, may at its option, without prior demand or notice:

          9.1  Declare the Note immediately due and payable.

          9.2  Proceed as authorized by law to satisfy the indebtedness of Borrower to Lender and in that regard, Lender shall be entitled to all of the rights, privileges and benefits contained in the Trust Deed or other Loan documents.

        10.    SECURITY INTEREST. Borrower does hereby give and grant to Lender a security interest in all funds and deposits of Borrower on deposit at Lender or any branch of Lender, as additional security for the obligations of Borrower contained in the Note, Trust Deed and the other Loan Documents.

        11.    RELEASE AND INDEMNITY. Borrower agrees to release and indemnify, defend and hold Lender harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all reasonable legal fees and expenses of Lender's counsel) arising out of or resulting from any failure to satisfy any of the Governmental Requirements; Lender's performance of any act permitted under the Loan Documents (excluding Lender's willful misconduct); breach of any representation or warranty made or given by Borrower to Lender; breach of any obligation of Borrower contained in any of the Loan Documents; or any claim or cause of action of any kind by any party that Lender is liable for any act or omission committed or made by Borrower or any other person or entity in connection with the ownership or operation of the Property, whether on account of any theory of derivative liability, comparative negligence or otherwise. Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender arising out of or alleging any claim or cause of action covered by this indemnity, all at Borrower's own cost and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, Lender may elect to conduct its own defense at the expense of Borrower. The provisions of this Paragraph 11 shall survive the termination of this Agreement, the repayment of the Loan, and the release of the Property or any portion of it from the Trust Deed.

        12.    GENERAL CONDITIONS.

          12.1 No Waiver: No delay or omission of Lender in exercising any right or power arising from any default by Borrower shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Lender may, at its option, waive any of the conditions herein and any such waiver shall not be deemed a waiver of Lender's rights hereunder but shall be deemed to have been made in pursuance of this Agreement and not in modification thereof. No waiver of any event of default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent event of default.

          12.2 No Third Party Benefits: This Agreement is made for the sole benefit of Borrower and Lender, their successors and assigns and no other person or persons shall have any rights or remedies under or by reason of this Agreement nor shall Lender owe any duty whatsoever to any claimant to exercise any right or power of Lender hereunder or arising from any default by Borrower.

          12.3 Notice: All notices or demands of any kind which either party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be given by personal delivery, national overnight courier, or by certified or registered United States mail, postage prepaid, to the address for the party to be served set forth below its signature. Notices shall be effective upon receipt or when proper delivery is refused. In case of service by mail, notices shall be deemed complete at the expiration of the second day after the date of mailing. If Borrower consists of more than one person, service of any notice or demand of any kind by Lender upon any one of said persons in the manner hereinabove provided shall be complete service upon all. Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph.

          12.4 Entire Agreement: This Agreement, the other Loan Documents and the Environmental Indemnity constitute the entire understanding between the parties regarding the matters mentioned in or incidental to this Agreement. The Loan Documents and the Environmental Indemnity supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents and the Environmental Indemnity, including any inconsistent terms of Lender's loan commitment to Borrower, if any; provided, however, that all obligations of Borrower under the loan commitment (including, without limitation, the obligation to pay any fees to Lender and any costs and expenses relating to the Loan) shall survive the execution and delivery of this Agreement, the other Loan Documents and the Environmental Indemnity, and any failure by Borrower to perform any such obligation shall constitute an event of default hereunder. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the Loan Documents or the Environmental Indemnity, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

          12.5 Documentation: In addition to the instruments and documents mentioned or referred to herein, Borrower will, at its own cost and expense, supply Lender with such other instruments, documents, information and data as may, in Lender's opinion, be reasonably necessary for the purposes hereof, all of which shall be in form and content acceptable to Lender.

          12.6 Borrower Information: Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Agreement, the Property or the Improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

          12.7 Not Assignable: Neither this Agreement nor any right of Borrower to receive any sums, proceeds or disbursements hereunder, or under the Note may be assigned, pledged, hypothecated, anticipated or otherwise encumbered by Borrower without the prior written consent of Lender. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Lender, its successors and assigns and bind Borrower, its heirs, executors, administrators, successors and assigns.

          12.8 Time is of the Essence: Time is hereby declared to be of the essence of this Agreement and of every part hereof.

          12.9 Supplement to Loan Documents: The provisions of this Agreement are not intended to supersede the provisions of the Trust Deed or any other Loan Document or the Environmental Indemnity but shall be construed as supplemental thereto.

          12.10    Joint and Several Obligations: If Borrower consists of more than one person, the obligations of Borrower shall be the joint and several obligations of all such persons, and any married person who executes this Agreement agrees that recourse may be had against his or her separate property for satisfaction of his or her obligations hereunder. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

          12.11    Governing Law: This Agreement (and any and all disputes between the parties arising directly or indirectly from the transaction or from the lending relationship contemplated hereunder) shall be governed by and construed in accordance with the laws of the State of California.

          12.12 Governmental Regulations: If payment of the indebtedness secured by the Trust Deed is to be insured or guaranteed by any governmental agency, Borrower shall comply with all rules, regulations, requirements and statutes relating thereto or provided in any commitment issued by any such agency to insure or guarantee payment of such indebtedness.

          12.13 Collection Costs: Borrower shall pay promptly to Lender without demand, with interest thereon from date of expenditure at the Default Interest rate, reasonable attorneys' fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, and payment thereof shall be secured by the Trust Deed.

          12.14 Survival: The representations, warranties and covenants herein shall survive the disbursement of the Loan and shall remain in force and effect until the Loan is paid in full.

          12.15 Waiver of Jury Trial: LENDER AND BORROWER EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ACTIONS SOUNDING IN TORT) TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT RELATING HERETO OR ARISING FROM THE TRANSACTION CONTEMPLATED HEREUNDER OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE AND NOT BY A JURY.

        13. SEVERABILITY. Invalidation of any one or more of the provisions of this Agreement, the Trust Deed, the other Loan Documents or the Environmental Indemnity by judgment or court order shall in no way affect any of the other provisions thereof which shall remain in force and effect.

        14. SPECIAL CONDITIONS. The special conditions, if any, are set forth in Exhibit C attached hereto and made a part hereof and are, by this reference, incorporated herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

COMERICA BANK-CALIFORNIA, a California Banking Corporation

By:
Its:
Address: 11512 El Camino Real, Suite 350A San Diego, CA 92130 Attn: Craig Nelson

MAXWELL TECHNOLOGIES, INC., a Delaware corporation

By:
Its:
Address: 8888 Balboa Avenue San Diego, CA 92123 Attn: Don Roberts

SCHEDULE OF MAJOR LEASES

(Exhibit A)

Premises	Date of Lease	Tenant	Square Feet	Term of Lease
None as of the date of this Agreement

LOAN DISBURSEMENT AUTHORIZATION

(Exhibit B)

THE LOAN PROCEEDS IN THE AMOUNT OF $6,000,000 SHALL BE DISBURSED AS FOLLOWS:

Lender is hereby authorized and directed to make disbursements for the purposes, in the amounts, and to the persons indicated:

1.
As a non-refundable Loan Fee to COMERICA BANK-CALIFORNIA, a California Banking Corporation, the sum of $60,000.

2.
To COMMONWEALTH LAND TITLE INSURANCE COMPANY, for payment of title policy premiums and recording fees, the approximate sum of $                    .

3.
For payment of taxes, the sum of $                    .

4.
Upon demand of                                        , pay the principal sum of $                    plus interest thereon, if any, to                    for the credit of Borrower for use in their escrow number                     .

5.
To COMERICA BANK-CALIFORNIA, a California Banking Corporation, for appraisal fees and other costs of processing the Loan the approximate sum of $                    .

6.
Credit Account No.                    at COMERICA BANK-CALIFORNIA, a California Banking Corporation, in the sum of $                    .

7.
Pay to COMERICA BANK-CALIFORNIA, a California Banking Corporation, for credit to Loan No.                    the sum of $                    .

8.
Other:                                                             .

THIS LOAN DISBURSEMENT AUTHORIZATION IS EXECUTED BY BORROWER AND LENDER AS OF THIS 21ST DAY OF DECEMBER, 2001.

BORROWER	LENDER
MAXWELL TECHNOLOGIES, INC., a Delaware corporation	COMERICA BANK-CALIFORNIA, a California Banking Corporation
By:	By:

Its:	Its:

SPECIAL CONDITIONS

(Exhibit C)

Not applicable as of the date of this Agreement.

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TERM LOAN AGREEMENT
SCHEDULE OF MAJOR LEASES
LOAN DISBURSEMENT AUTHORIZATION
SPECIAL CONDITIONS